CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated June 9, 2003 with respect to Dreyfus Institutional Cash Advantage Fund and Dreyfus Institutional Cash Advantage Plus Fund, which are incorporated by reference in this Registration Statement (Form N-1A 333-86182 and 811-21075) of Dreyfus Institutional Cash Advantage Funds.






                                         /s/ Ernst & Young LLP
                                         ERNST & YOUNG LLP


 New York, New York
 August 25, 2003